STOCK PURCHASE AGREEMENT

                                      AMONG

                            ABLE TELCOM HOLDING CORP.

                                       AND


                             THE SELLERS NAMED BELOW
                                       FOR


                            ALL OF THE CAPITAL STOCK

                                       OF

                          PATTON MANAGEMENT CORPORATION

                                  APRIL 1, 1998







SELLERS:                                   PURCHASER:

JAMES P. PATTON                         ABLE TELCOM HOLDING CORP.
RICK BOYLE
CLAIBORNE K. McLEMORE, III

TABLE OF CONTENTS

Page

 1.     Definitions

 2.     Purchase and Sale of Company Shares; Purchase Price

     (a)     Repayment of Seller Receivable
     (b)     Adjustment of Purchase Price
     (c)     Allocation

 3.Representations and Warranties of the Sellers

     (a)     Organization, Qualification and Corporate Power
     (b)     Capitalization
     (c)     Authority and Capacity
     (d)     No Conflict or Violation
     (e)     Corporate Records
     (f)     Title to Company Shares
     (g)     Title to and Condition of Assets
     (h)     Financial Statements
     (i)     Events Subsequent to Most Recent Fiscal Year End
     (j)     Absence of Undisclosed Liabilities
     (k)     Litigation
     (l)     Legal Compliance
     (m)     Real Property
     (n)     Tax Matters
     (o)     Material Agreements
     (p)     Employment Agreements and Employee Benefit Plans
     (q)     Notes and Accounts Receivable
     (r)     Powers of Attorney
     (s)     Insurance
     (t)     List of Accounts
     (u)     Employees
     (v)     Guaranties
     (w)     Environment, Health and Safety
     (x)     Proprietary Rights
     (y)     Customers and Suppliers; Supplies
     (z)     Inventories
     (aa)     Related Parties
     (bb)     Absence of Certain Business Practices
     (cc)     Brokers' Fees
     (dd)     Disclosure


 4.Representations and Warranties of the Purchaser

     (a)     Organization
     (b)     Authority
     (c)     No Conflict or Violation
     (d)     Broker's Fees
     (e)     Investment

 5.     Pre-Closing Covenants

     (a)     General
     (b)     Notices and Consents
     (c)     Operation of Business
     (d)     Full Access
     (e)     Notice of Developments
     (f)     Exclusivity

 6.     Additional Agreements

     (a)     General
     (b)     Litigation Support
     (c)     Confidentiality
     (d)     Restrictive Covenants
     (e)     General Release
     (f)     Arbitration
     (g)     Tax Matters
     (h)     Assignment by Purchaser
     (i)     Release of Seller Guaranties

 7.     Conditions to Closing; Closing

     (a)     Conditions to Obligation of Purchaser
     (b)     Conditions to Obligation of Sellers
     (c)     The Closing
     (d)     Sellers' Deliveries at the Closing
     (e)     Purchaser's Deliveries at the Closing

 8.     Remedies for Breaches of This Agreement

     (a)     Survival of Representations and Warranties
     (b)     Indemnification Provisions for Benefit of the
          Purchaser
     (c)     Indemnification Provisions for Benefit of the Sellers
     (d)     Third Party Claims
     (e)     Determination of Adverse Consequences
     (f)     Rights of Set Off
     (g)     Other Indemnification Provisions

 9.     Termination

     (a)     Termination of Agreement
     (b)     Effect of Termination

 10.     Miscellaneous

     (a)     Press Releases and Public Announcements
     (b)     No Third-Party Beneficiaries
     (c)     Entire Agreement
     (d)     Succession and Assignment
     (e)     Counterparts
     (f)     Headings
     (g)     Notices
     (h)     Governing Law
     (i)     Waiver and Amendment
     (j)     Severability
     (k)     Expenses
     (l)     Construction
     (m)     Litigation; Prevailing Party
     (n)     Submission to Jurisdiction
     (o)     Materiality


Exhibits

     A     Form of Purchaser Note
     B     Settlement with IRS
     C     Form of Employment Agreement (key management)
     D     Seller Receivable
     E     Historical Financial Statements
     F     Form of Opinion of Counsel to the Sellers

Schedule A - Ownership of Company Shares by Sellers
Schedule B - Allocation of Purchase Price
Schedule C - Company Employees/Employment Agreements
Schedule D - Disclosure Schedule

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement ("Agreement") is entered into as of April 1, 1998, by and among Able Telcom Holding Corp., a Florida corporation (the "Purchaser"), and James P. Patton, Rick Boyle and Claiborne K. McLemore, III, and each of them, (individually, a "Seller" and collectively, the "Sellers"). The Purchaser and the Sellers are referred to collectively herein as the "Parties."

     The Sellers together own all of the outstanding common stock of Patton Management Corporation, a Tennessee corporation (the "Company"). Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of the outstanding common stock of the Company on the terms set forth herein.

     Now, therefore, in consideration of the above recited premises (which are stipulated to be material) and the mutual promises herein made and the conditions set forth herein, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


     1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the indicated definitions.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis (in any reasonably foreseeable manner) for any specified consequence.


     "Business" as used in §6(d) means and includes the construction and installation (above ground and/or below ground) of telecommunications lines and equipment or materials appurtenant thereto.
     "Closing" has the meaning set forth in §7(c) below.

     "Closing Date" means the date on which the Closing occurs.

     "Closing Date Balance Sheet" has the meaning set forth in §2(b) below.

     "Closing Date Shareholders Equity" has the meaning set forth in §2(b) below.

     "Closing Payment" has the meaning set forth in §2 below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Patton Management Corporation, a Tennessee corporation, and includes all of its predecessors, including but not limited to Perkerson Patton Management Corporation and Telecommunications Services Corporation.

     "Company Share" means any share of the Common Stock of the Company.

     "Confidential Information" means any information concerning the business and affairs of the Company that is not generally available to the public (including others in the same industry as the Company).

     "Customer," as used in §6(d), means and includes (i) any and all persons or entities for or to whom the Company or any of its Subsidiaries provided services or materials, or with whom the Company or its Subsidiaries had contracts for the provision of services or materials at any time within the 2-year period ending on the Closing Date, (ii) any and all persons or entities to whom proposals or bids were submitted by the Company or any of its Subsidiaries during the 18-month period ending on the Closing Date, and (iii) any and all persons or entities from whom the Company or any of its Subsidiaries received requests for bids or proposals during the 18-month period ending on the Closing Date.


     "Disclosure Schedule" has the meaning set forth in §3 below, and is attached hereto as Schedule D.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "Employment Agreements" means the agreements between the Company and the persons identified on Schedule C in substantially the form of Exhibit C to this Agreement.

     "Encumbrance" means any claim, demand, right of first refusal, purchase right, option, warrant, commitment, charge, Security Interest or other encumbrance or restriction of any kind on ownership or the exercise of any attribute of ownership.

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health
Act of 1970, each as amended, and all other Laws of any Governmental Body concerning pollution or protection of the environment, public health and safety or employee health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financed Amount" has the meaning set forth in §2 below.

     "Financial Statement" has the meaning set forth in §4(f) below.

     "Funding Date" or "Funding Dates" shall mean and include those dates, if different from Closing Date, that payments are disbursed under this Agreement pursuant to any closing memorandum or escrow agreement agreed to by the Parties at Closing.

     "Funding Date Payments" means any payment or disbursement of monies on a Funding Date pursuant to any closing memorandum or escrow agreement signed by the Parties at Closing.

     "GAAP" means United States generally accepted accounting principles as are in effect at the time pertinent to the accounting.

     "Governmental Body" means any multi-national body (including the European Union) with legal powers, any country, state, province, municipality, political subdivision of any of the foregoing or of any political subdivision thereof, or any court or other legal instrumentality of any of the foregoing.

     "Guaranty" means, as to any Person, all liabilities or obligations of such Person in respect of any indebtedness or other obligations of others guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to assure the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

     "Indebtedness" means all indebtedness for borrowed money or for the deferred purchase price of property or services, including all accrued and unpaid interest thereon, for which the Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, and which would be required to be reflected on a balance sheet prepared in accordance with GAAP.

     "Indemnified Party" has the meaning set forth in §9(d) below.


     "Indemnifying Party" has the meaning set forth in §9(d) below.

     "Intangible Property" has the meaning set forth in §3(x) below.

     "Investments" means, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or
(iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

     "Knowledge" means actual knowledge after reasonable independent investigation.

     "Law" means a rule of conduct promulgated or recognized by any Governmental Body as being legally binding on those subject thereto.

     "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, and whether or not required to be included on a balance sheet prepared in accordance with GAAP), including Indebtedness and any liability for Taxes.

     "Material Agreement" has the meaning set forth in §3(o) below.

     "Most Recent Balance Sheet" means the balance sheet included in the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in §3(h) below.

     "Most Recent Fiscal Month End" has the meaning set forth in §3(h) below.

     "Most Recent Fiscal Year End" has the meaning set forth in §3(h) below, being the Fiscal Year Ended March 29, 1997, regardless of the Closing Date or Funding Date. This term does not mean Financial Statements as of March 31, 1998 because they will not likely be prepared before the Closing Date or Funding Date (and Purchaser will not have had an opportunity to review same).

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permit" means any license, permit, approval, consent, authorization, requirement, order, license application and license amendment application of or to a Governmental Body and all governmental or third party product registrations or approvals.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in §2 below.

     "Purchaser" has the meaning set forth in the preface above.

     "Purchaser Note" means a promissory note of the Purchaser in the original principal amount of $200,000, dated as of the Closing Date, in the form of Exhibit A to this Agreement.

     "Purchaser's Indemnified Group" has the meaning set forth in §9(b) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" and "Sellers" have the meanings set forth in the preface above.

     "Seller Receivable" means and includes the amount owed to the Company by James P. Patton as set forth in Exhibit D..

     "Sellers' Indemnified Group" has the meaning set forth in §7(c) below.

     "Subsidiary" means any corporation, or other entity in which the Company owns, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled, directly or indirectly, by the Company, including, without limitation, the power to vote or direct the voting of sufficient securities to elect a majority of the directors. This term includes a Subsidiary (as just defined) of a Subsidiary. "Subsidiaries" is the plural of Subsidiary.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


     "Tax Settlement" means and includes the Company's tax debt as a result of a settlement agreement with the IRS following an audit by the IRS, more particularly described in Exhibit B, as well as any tax debt owed or payable by the Company or its subsidiaries, for tax periods after the fiscal year end 1996 as a result of the settlement agreement attached as Exhibit B hereto or any adjustments or agreements made in or as a result of said settlement agreement.

     "Third Party Claim" has the meaning set forth in §9(d) below.

     2. Purchase and Sale of Company Shares; Purchase Price. On and subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Sellers, and the Sellers shall sell to the Purchaser, all of the Company Shares. The aggregate consideration for the purchase of the Company Shares and the other covenants and agreements of Sellers set forth in this Agreement (the "Purchase Price") shall be the sum of $1,855,000, subject to adjustment as hereinafter provided, plus an amount equal to the Seller Receivable as of the Closing Date. The Purchase Price shall be payable at the Closing by delivery by Purchaser of (i) cash in the amount of $1,655,000 plus the Seller Receivable, less the adjustments described below (the "Closing Payment") and (ii) Purchaser Notes in the aggregate original principal amount of $200,000 (the "Financed Amount"), against delivery by Sellers to Purchaser of all of the certificates representing the Company Shares, duly endorsed in blank and accompanied by separate stock powers executed in blank with signatures guaranteed. Each Seller shall receive such portion of the Closing Payment and a Purchase Note for the Financed Amount as is equal to the aggregate Purchase Price, divided by the total number of Company Shares outstanding, and multiplied by the number of Company shares set forth opposite such Seller's name on Schedule A, unless otherwise directed by Sellers in writing signed by all Sellers at or before Closing. Purchaser shall pay the Closing Payment to each Seller by wire transfer of immediately available funds to an account designated by such Seller in writing to Purchaser not later than five days prior to the Closing Date. Purchaser shall deliver the Purchaser Notes to the Atlanta office of Arthur Andersen, LLP to be held in escrow, pending completion of the audit referred to in §2(b) and any resulting adjustment of the Purchase Price, at which time such Purchaser Notes, or any replacement Purchaser Notes issued as a result of any adjustment of the Purchase Price, shall be delivered to Sellers.

          (a) Repayment of Seller Receivable. At the Closing, Seller James P. Patton shall deliver to the Company full payment in good funds of the Seller Receivable owed by such Seller which payment may be funded by application to the portion of the Purchase Price otherwise deliverable to such Seller.

          (b) Adjustment of Purchase Price. Purchaser and Sellers shall cause the Company's independent certified public accountants, Arthur Andersen, LLP, to prepare, within 60 days after the Closing Date, audited financial statements of the Company as of the Closing Date in accordance with GAAP, including a balance sheet (the "Closing Date Balance Sheet"). Upon completion of such audit, one copy of the audited financial statements of the Company as of the Closing Date shall be delivered to Purchaser and each of Sellers. The cost of obtaining such audited financial statements shall be paid by Purchaser up to a maximum of $25,000, and any cost thereof in excess of $25,000 shall be paid by Sellers. If the shareholders' equity account of the Company as of the Closing Date, as shown on the Closing Date Balance Sheet (the "Closing Date Shareholders Equity") is a deficit greater than a negative $417,000, excluding adjustments made as a result of or in conjunction with the Tax Settlement or the Seller Receivable, the Purchase Price shall be reduced by an amount equal to the amount by which the Closing Date Shareholders Equity is a deficit greater than $417,000, by first reducing the Financed Amount, and second, if the reduction in the Purchase Price is greater than the Financed Amount, by Sellers paying to Purchaser a portion of the Closing Payment equal to the balance of such Purchase Price reduction within 15 days after delivery to the Parties of the Closing Date Balance Sheet. Conversely, if the Closing Date Shareholders Equity, excluding adjustments made as a result of or in conjunction with the Tax Settlement or the Seller Receivable, exceeds (i.e., is less of a deficit) a negative $417,000, the Purchase Price shall be increased by the amount of such excess. Upon any reduction in the Purchase Price pursuant to this §2(b), Purchaser shall promptly issue and deliver to Sellers Purchaser Notes, if any, in replacement of, and against delivery to Purchaser of, the Purchaser Notes issued as of the Closing Date and held in escrow as described above. In the event the adjustment exceeds the principal amount of the Purchaser Notes, Sellers shall pay to Able the amount by which the adjustment exceeds the principal amount of Purchaser Notes within 15 days of demand by Able.

          (c) Allocation. The Purchase Price shall be allocated among the Company Shares and the covenants and agreements of Sellers for all purposes (including tax purposes) in accordance with the allocation schedule attached hereto as Schedule B.

          (d) Release of Warrants. Sellers shall be responsible for obtaining release of Sirrom Capital Corporation warrants at Sellers' expense at or before Closing; and Sellers shall indemnify and hold Purchaser harmless therefor.

     3. Representations and Warranties of the Sellers. Each of the Sellers, jointly and severally, represents and warrants to the Purchaser that the statements contained in this §3 and in the disclosure schedule delivered by the Sellers to the Purchaser on the date hereof (the "Disclosure Schedule," a genuine copy of which is attached hereto as Schedule D) are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date and each Funding Date. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

          (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the respective state of incorporation of each. The Company and each Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company and each Subsidiary has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. §3(a) of the Disclosure Schedule lists the directors and officers of the Company and each Subsidiary. The Company has no Subsidiaries or Investments except as set forth in §3(a) of the Disclosure Schedule.

          (b) Capitalization. The entire authorized capital stock of the Company consists of 950 Company Shares (1,000 less 50 retired treasury shares), of which
56.666 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held beneficially and of record by the Sellers as set forth on Schedule A. All of the issued and outstanding stock of the Subsidiaries has been duly authorized, validly issued, fully paid and nonassessable, and is held beneficially and of record by the Company. Except as set forth in §3(b) of the Disclosure Schedule, (i) except for the Sirrom Capital Corporation warrants which are to be released at or before Closing at Sellers' expense, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any Subsidiary to issue, sell or otherwise cause to become outstanding, or to purchase or otherwise acquire, any of its capital stock, and
(ii) there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company or any Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Subsidiary. No securities issued by the Company or any Subsidiary were issued in violation of any statutory, common law or other preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company or any Subsidiary. All taxes (including documentary stamp taxes) required to be paid in connection with the issuance and any transfers of the Company's capital stock or the capital stock of any Subsidiary have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all offers and issuances of securities of the Company or any Subsidiary have been obtained or effected, and all securities of the Company and its Subsidiaries have been offered and issued and are held in accordance with the provisions of all applicable securities and other laws.

          (c) Authority and Capacity. Each Seller has all requisite legal capacity and authority to execute and deliver this Agreement and the other agreements and instruments contemplated hereby and to perform fully his obligations hereunder and thereunder. This Agreement and each such other agreement and instrument have been duly and validly executed and delivered by each Seller and constitute valid and legally binding obligations of each Seller, enforceable in accordance with their respective terms.

          (d) No Conflict or Violation. Except as set forth in §3(d) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby and thereby, nor the performance of this Agreement or any such other agreement or instrument in accordance with its terms will (i) violate any Law or restriction of any Governmental Body to which the Company, its Subsidiaries, any Seller or any of their respective assets is subject or any provision of the charter or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, result in a breach or violation of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require the consent of or notice to any party under any agreement, contract, lease, license, instrument, or other arrangement to which the Company, any Subsidiary, or any Seller is a party or by which any of them is bound or to which any of the Company's assets or the assets of any Subsidiary is subject, or (iii) result in the creation or imposition of any Security Interest on any of the assets of the Company, any Subsidiary or any Seller. Except as set forth in §3(d) of the Disclosure Schedule, neither the Company nor any Subsidiary is required to give any notice to, make any filing with, or obtain any registration, qualification or Permit of or from any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement.

          (e) Corporate Records. Sellers have delivered to the Purchaser true, correct and complete copies of the charter (certified by the Secretary of State of the State of Tennessee) and bylaws (certified by the Secretary of the Company) of the Company and each Subsidiary, and all amendments thereto through the Closing Date. The minute books (containing the records of meetings of the stockholders, the Board of Directors, and any committee thereof), the stock certificate books and the stock transfer books of the Company and Subsidiaries are true, correct and complete and copies thereof have been delivered to the Purchaser. Neither the Company nor any Subsidiary is in default under or in violation of any provision of its respective charter or bylaws. All matters since the formation of the Company requiring the authorization or approval of the Board of Directors, any committee thereof or the stockholders of the Company (or Subsidiary, as the case may be) have been duly and validly authorized and approved by them.

          (f) Title to Company Shares. Each Seller holds of record and owns beneficially the number of Company Shares set forth opposite such Seller's name on Schedule A, free and clear of any Encumbrance (other than any restrictions under the Securities Act and state securities laws and the lien of Sirrom Capital Corporation which is to be released at Closing or on the Funding Date), and is not a party to any option, warrant (except the Sirrom Capital Corporation warrant to be released at Closing), purchase right or other contract or commitment that could require such Seller to sell, transfer or otherwise dispose of any Company Shares or any other capital stock of the Company (other than this Agreement). The Company Shares owned by the Sellers constitute all of the issued and outstanding Company Shares. No Seller is a party to, or otherwise bound by, any voting trust, proxy or other agreement or understanding with respect to the voting of the capital stock of the Company. Upon transfer of the Company Shares pursuant to this Agreement, Purchaser shall acquire all right, title and interest in and to the Company Shares, free and clear of all Encumbrances.

          (g) Title to and  Condition  of Assets.  The  Company  and each of its
Subsidiaries: (i) has good and marketable title to, or a valid license or leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests (except as disclosed in §3(g) of the Disclosure Schedule), except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet to persons who are not Affiliates of any Seller; has not disposed of such assets outside the normal course of business except as disclosed in §3(g) of the Disclosure Schedule; and owns or leases all buildings, machinery, equipment, and other tangible assets, and owns or has a legally binding right to use all other assets necessary for the conduct of its business as presently conducted or as proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair, subject to the need for periodic maintenance and replacement of parts broken in the normal course of ordinary use and normal wear and tear, and is suitable for the purposes for which it presently is used. The tangible assets included in the Most Recent Balance Sheet physically exist and are in the possession of the Company and/or a Subsidiary of the Company. Except as identified in §3(g) of the Disclosure Schedule, there are no assets, tangible or intangible, owned by any Seller or any Affiliate of a Seller which are used in the operation of the business of the Company or Subsidiary as presently conducted.

          (h) Financial Statements. Attached hereto as Exhibit E are the following financial statements (collectively, the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow of the Company as of and for the fiscal years ended the last business day of March, 1994, 1995, 1996 and 1997 (1997 being the "Most Recent Fiscal Year End"); and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity and cash flow of the Company (the "Most Recent Financial Statements") as of and for the 10 months ended January 31, 1998 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

          (i) Events Subsequent to Most Recent Fiscal Year End. Except as disclosed in §3(i) of the Disclosure Schedule, since the Most Recent Fiscal Year End, the Company and each Subsidiary has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Company (or Subsidiary, as the case may be). Without limiting the generality of the foregoing, except as set forth in §3(i) of the Disclosure Schedule, since the Most Recent Fiscal Year End, the Company has not, nor has any
Subsidiary: (a) issued, sold or authorized for issuance or sale, or redeemed, purchased or otherwise acquired, directly or indirectly, shares of any class of its securities or any subscriptions, options, warrants, rights or convertible securities, or entered into any agreements or commitments of any character obligating it to take any of such actions; (b) experienced any damage, destruction or loss, whether or not covered by insurance, which has had or could have an adverse effect on any of its properties, assets, business or prospects;
(c) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its assets or property rights (tangible or intangible), other than in the ordinary course of business consistent with past practices to any Person other than any Seller or an Affiliate of a Seller; (d) purchased or otherwise acquired any property or assets other than in the ordinary course of business consistent with past practices from any Person other than any Seller or an Affiliate of a Seller; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any Security Interest, except liens for taxes not currently due and except as has been paid, satisfied in full and released (of record, if recorded) as of the Closing Date; (f) made any capital investment in, loan to, or acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions); (g) issued any note, bond, or other debt security or created, incurred or assumed any Indebtedness, except in the ordinary course of business consistent with past practices, but in no event in an aggregate amount exceeding the amount shown on the Most Recent Fiscal Year End balance sheet, except as has been paid, satisfied in full and released (of record, if recorded) as of the Closing Date; (h) made or committed to make any capital expenditures in excess of $50,000 in the aggregate; (i) become subject to any Guaranty, except as has been satisfied and released as of the Closing Date; (j) except for base compensation and reimbursement of business expenses paid to Sellers or Sellers' Affiliates for services rendered to the Company pursuant to existing compensation arrangements, applied any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Seller or any Affiliate of a Seller or to the prepayment of any such amounts; (k) entered into any other transaction with any Seller, any Affiliate of a Seller or any of the Company's directors, officers or employees; (l) granted any increase in the compensation payable or to become payable to directors, officers, employees or others performing services for the Company (including, without limitation, any such increase pursuant to any commission, bonus, pension, profit-sharing or other plan or commitment), except, in the case of non-managerial employees, for increases in the ordinary course of business which are not material in the aggregate; (m) entered into any employment agreement, collective bargaining agreement or other agreement which would be a Material Agreement (as hereinafter defined), or amended or terminated any existing such agreement or Material Agreement, nor has any other party thereto taken any such action; (n) experienced any strike, work stoppage or slowdown; (o) altered the manner of keeping its books, accounts or records, or changed in any manner the accounting practices therein reflected;
(p) disclosed any proprietary or confidential information to any third party other than the Purchaser or its Affiliates and others who are subject to confidentiality agreements and listed in §3(i)(p) of the Disclosure Schedule; (q) taken any other action or experienced any other event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Company, or on employee, customer or supplier relations; (r) delayed or postponed the payment of accounts payable, wages or Liabilities other than in the ordinary course of business; (s) made or pledged to make any charitable or other contribution outside the ordinary course of business; (t) ceased doing business with any customer, sales to which exceeded $50,000 during the fiscal year ended as of the Most Recent Fiscal Year End; or (u) agreed, whether in writing or otherwise, to do any of the foregoing.

          (j) Absence of Undisclosed Liabilities. The Company has no Liability, nor does any Subsidiary have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), which in the aggregate do not materially vary from the amounts thereof shown in the Most Recent Balance Sheet.

          (k) Litigation. Except as set forth in §3(k) of the Disclosure Schedule, the Company is not (nor is any Subsidiary) subject to any outstanding injunction, judgment, order, decree, ruling or charge and is not a party to or, to any Seller's Knowledge, threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. No Seller is a party to any such action relating to the Company Shares, this Agreement or the transactions contemplated hereby, nor is there any Basis known to any Seller for the institution of any such action. None of the actions, suits, proceedings, hearings and investigations set forth in §3(k) of the Disclosure Schedule could reasonably be expected to result in any adverse change in the business, financial condition, operations, results of operations or future prospects of the Company or any Subsidiary. No Seller has Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation which could reasonably be expected to result in any material Liability to the Company or any Subsidiary.

          (l) Legal Compliance. The Company and all Subsidiaries are in material compliance with all applicable Laws and the provisions of its charter and bylaws and has all material Permits necessary to carry on the businesses in which it is now engaged, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. §3(l) of the Disclosure Schedule lists all material Permits required under applicable law or regulation for the operation of the business of the Company and each Subsidiary as presently operated, all of which have been duly issued or obtained and are in full force and effect, and the Company and/or Subsidiary is in material compliance with the terms of all such Permits. No Seller has knowledge of any Basis for the non-renewal of any of such Permits by the appropriate Governmental Body (to the extent any such renewals are required). The execution, delivery or performance of this Agreement shall not adversely affect the status of any of the Permits.

          (m) Real Property. The Company or a Subsidiary owns good and marketable fee simple title to the real property listed and described in §3(m) of the Disclosure Schedule, free and clear of all encumbrances except as set forth in said §3(m). The said §3(m) of the Disclosure Schedule also includes a list and brief description of all real property leased to or by the Company or a Subsidiary. Each such parcel of real property is leased pursuant to a written lease agreement to which the Company or a Subsidiary and the lessor are parties and which includes all material terms of the lease arrangements applicable to each such parcel. Sellers have delivered to Purchaser correct and complete copies of all such leases listed in §3(m) of the Disclosure Schedule (as amended to date) (the "Leases"). With respect to each of the Leases, except as set forth in §3(m) of the Disclosure Schedule, (i) the lease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (ii) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, nor has any party to the lease repudiated any provision thereof;
(iii) no Person other than the Company has the right to use or occupy any part of the leased premises; (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; (v) all improvements located on the leased premises are in a state of good maintenance and repair and are adequate and suitable for the effective conduct therein of the Company's business; and (vi) all Permits and other approvals of Governmental Bodies required in connection with the operation of the leased premises have been received, and the leased premises have been operated and maintained in accordance with applicable Laws.

          (n)     Tax Matters.

               (i) Except as set forth in §3(n)(i) of the Disclosure Schedule, all Tax Returns required to be filed by, or with respect to the business and assets of, the Company and its Subsidiaries have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all of the foregoing as filed are true, correct and complete and reflect accurately all liability for Taxes of the Company and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth in §3(n)(i) of the Disclosure Schedule, the Company and its Subsidiaries currently are not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. All Taxes (including interest and penalties), if any, collectible or payable or required to be withheld and paid by the Company or any Subsidiary, or relating to or chargeable against any of its assets, revenues or income through and including the Closing Date were fully collected and paid and withheld and paid by such date or provided for by adequate reserves in the Most Recent Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, except as disclosed in §3(n)(i) of the Disclosure Schedule. Except as disclosed in said §3(n)(i): no taxation authority has sought to audit the records of the Company or any Subsidiary for the purpose of verifying or disputing any Tax Returns; no claims or deficiencies have been asserted against the Company or any Subsidiary with respect to any Taxes or other governmental or regulatory charges or levies which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in the Most Recent Financial Statements, and there exists no reasonable basis for the making of any such claims or deficiencies; the Company has not waived (nor has any Subsidiary) any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to taxation; and there are no Security Interests or liens on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Except as disclosed in §3(n)(ii) of the Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of the Company or any Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. §3(n)(ii) of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after the last business day of March, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since the last business day of March, 1994.

               (iii) Neither the Company nor any Subsidiary has filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company and each Subsidiary has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company and each Subsidiary has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Sellers shall indemnify Purchaser for adverse consequences if the Company and each Subsidiary has not disclosed on its 1997 federal income tax return all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6662. The Company and each Subsidiary are not a party to any tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) and (ii) has no Liability for the Taxes of any Person (other than any of the Company) under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (iv) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Subsidiary in filing its Tax Returns.

          (o) Material Agreements. §3(o) of the Disclosure Schedule lists all material written and oral agreements to which the Company is a party or by which it or any of its assets is bound or affected, including without limitation the following: (i) any agreement resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $25,000 in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) any agreement concerning a partnership or joint venture; (iii) any indenture, mortgage, promissory note, loan agreement, Guaranty, capitalized lease obligation or other agreement or commitment for the borrowing or lending of more than $25,000 in any instance or creating a Security Interest on any of its assets, tangible or intangible; (iv) any agreement concerning confidentiality or restricting the Company from engaging in any line of business or from competing with any other Person, or from using or disclosing any information; (v) any agreement with a Seller or any Affiliate of a Seller (other than the Company); (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees; (vii) any collective bargaining agreement; (viii) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis; (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers or employees; (x) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company; (xi) any agreement relating to any Intangible Property; and (xii) any other agreement (or group of related agreements) which is material to the assets, properties, liabilities, business or prospects of the Company (collectively, and together with the Leases and all other agreements required to be disclosed on the Disclosure Schedule, the "Material Agreements").

     The Sellers have delivered to the Purchaser a correct and complete copy of each of the written Material Agreements (as amended to date) and a written summary setting forth the terms and conditions of each oral Material Agreement. Except as set forth in §3(o) of the Disclosure Schedule, none of the Material Agreements was entered into outside the ordinary course of business of the Company, contains any provisions that will impair or adversely affect in any material way the operations of the Company (assuming the conduct of operations in a manner substantially similar to historical operations), or is reasonably likely to be performed at a material loss (assuming the conduct of operations in a manner substantially similar to historical operations). Each of the Material Agreements is in full force and effect and is the valid and legally binding obligation of the Company and, to the Sellers' Knowledge, the other parties thereto, enforceable in accordance with its terms. Neither the Company nor any Seller has received notice of default by the Company under any of the Material Agreements, and the Company is not in default under any of the Material Agreements and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company thereunder. To the Sellers' Knowledge, none of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both, would constitute a default by such other party thereunder. Neither the Company nor any Seller has received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, nor is any Seller aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination. None of the Material Agreements requires the consent of any party to the transactions contemplated by this Agreement as a condition to the continued effectiveness of such agreements, except for such consents as are identified in §3(d) of the Disclosure Schedule and have been obtained by Sellers (or will have been obtained by Sellers at or before Closing), and the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be affected by the consummation of this Agreement or the transactions contemplated hereby.


          (p)     Employment Agreements and Employee Benefit Plans.

               (i) Employment Agreements. Except as set forth in §3(p) of the Disclosure Schedule, there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Company or any Subsidiary and any officer, director, consultant or employee, including without limitation any which (i) would require any payment by the Company, any Subsidiary or the Purchaser or any of its Affiliates to any director, officer or employee or any other party, by reason of the change in control of the Company resulting from the transactions contemplated by this Agreement, or (ii) provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Company or Subsidiary in favor of any such parties. The terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of the Company or any Subsidiary are such that their employment or engagement may be terminated upon not more than two weeks notice given at any time without liability for payment of compensation or damages and neither the Company nor any Subsidiary has entered into any agreement or arrangement for the management of its business or any part thereof other than with its employees.

               (ii) Employee Benefit Plans. §3(p) of the Disclosure Schedule lists each Employee Benefit Plan that the Company or any Subsidiary maintains or to which the Company or any Subsidiary contributes. To the best of Sellers' knowledge, each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code and other applicable laws. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. To the best of Sellers' Knowledge the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. The Sellers have delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     With respect to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, (i) all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Plan or accrued in accordance with the past custom and practice of the Company; (ii) each such Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the Internal Revenue Service to the foregoing effect; or in the alternative, such Plan is a prototype Plan obtained through Solomon, Smith, Barney; and (iii) the market value of assets under each such Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.


     With respect to each Employee Benefit Plan that the Company or any Subsidiary maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute, (A) all premiums or other payments due from the Company or any Subsidiary for all periods ending on or before the Closing Date have been paid with respect to each such Plan, (B) no such Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Sellers, threatened; (C) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan, no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers, threatened, and no Seller has Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation; and (D) the Company and each Subsidiary has not incurred, and no Seller has any Basis to expect that the Company or any Subsidiary will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Plan which is an Employee Pension Benefit Plan.

     The Company and each Subsidiary does not contribute to, has never contributed to, and has never been required to contribute to any Multiemployer Plan and has no Liability (including withdrawal Liability) under any Multiemployer Plan. The Company and each Subsidiary does not maintain or contribute to, has never contributed to, and has never been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Sec. 4980B).

          (q) Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on its books and records, are bona fide, valid receivables arising in the ordinary course of business, are subject to no setoffs or counterclaims, and are collectible at the aggregate recorded amount thereof, subject only to the reserve for bad debts reflected in the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date and year-end adjustments in accordance with the past custom and practice of the Company and GAAP.

          (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary, except as disclosed in §3(r) of the Disclosure Statement.

          (s) Insurance. §3(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company and each Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage;
(iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; (v) a description of any retroactive premium adjustments or other loss-sharing arrangements; and (vi) a list of all pending claims under such policies and a description of all matters which any Seller reasonably expects may result in the assertion of any such claim. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company, any Subsidiary nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company and each of its Subsidiaries has been covered during the past eight (8) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §3(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company or any Subsidiary.

          (t) List of Accounts. §3(t) of the Disclosure Schedule lists: (a) the name and address of each bank or other institution with which the Company or any Subsidiary maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; and (d) the persons authorized to transact business in such accounts.

          (u) Employees. §3(u) of the Disclosure Schedule lists the names, job descriptions and annual salary rates and other compensation of all officers, non-exempt employees and consultants of the Company and its Subsidiaries, and others providing material services to the Company or Subsidiaries whose total annual or annualized compensation during the fiscal year ended as of the Most Recent Fiscal Year End exceeded $40,000 (including compensation paid or payable under Employee Benefit Plans), and a list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave, a complete copy of each of which has been delivered to the Purchaser. Except as set forth in §3(u) of the Disclosure Schedule, (i) to the Knowledge of any Seller, no executive, key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary; (ii) the Company is not (nor is any Subsidiary) a party to or bound by any collective bargaining agreement, nor has the Company or any Subsidiary experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes; (iii) the Company has not, nor has any Subsidiary, committed any unfair labor practice; and (iv) no Seller has Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

          (v) Guaranties. Except as set forth in §3(v) of the Disclosure Schedule, the Company is not, nor is any Subsidiary, a party to any Guaranty, and no Person is a party to a Guaranty for the benefit of the Company or any Subsidiary.

          (w) Environment, Health and Safety. The Company, its Subsidiaries, and all Persons for whose conduct the Company or any of its Subsidiaries may be responsible, is in material compliance with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and Subsidiaries have obtained, and are in material compliance with, all of the material terms and conditions of all material Permits which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health and Safety Laws. To the best of Sellers Knowledge, the Company has no Liability, nor does any Subsidiary have any Liability (and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability), for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law. To the best of Sellers Knowledge, all properties and equipment used in the business of the Company or its Subsidiaries have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances. Any exception to this paragraph is set forth on §3(w) of the Disclosure Schedule.

          (x) Proprietary Rights. The Company and each Subsidiary is the sole and exclusive owner or licensee of all right, title and interest in and to, or has a legally valid right to use, each invention, formula, software, trade secret (including customer and supplier lists), technology, product, composition, method or process used by it (collectively, "Intangible Property"). No royalties, honorariums or fees (license or otherwise) are payable by the Company or any Subsidiary to any Person by reason of the ownership or use of any of the Intangible Property. There have been no claims made against the Company or any Subsidiary asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Property, and no Seller has Knowledge of any Basis for any such claim, nor has the Company or any Subsidiary made any claim of any violation or infringement by others of its rights in the Intangible Property, and no Seller has Knowledge of any Basis for any such claim. The Company has not, nor has any Subsidiary, received any notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intangible Property and neither the use of the Intangible Property by the Company or any Subsidiary, the operation of their business, nor any formula, method, process, part or material employed by the Company or any Subsidiary in connection therewith, is infringing or has infringed upon any rights of others. The Intangible Property includes all rights of such nature necessary for the Company or any Subsidiary to conduct its business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any of the Intangible Property. No interest in any of the Intangible Property has been assigned, transferred, licensed or sublicensed to third parties (other than to Subsidiaries).

          (y) Customers and Suppliers; Supplies. Sellers have provided Purchaser with a list of the customers of the Company and/or a Subsidiary and all suppliers of significant goods or services to the Company or its Subsidiaries during the fiscal year ended as of the Most Recent Fiscal Year End, and the period covered by the Most Recent Financial Statements, and with respect to each, the name and address, dollar volume involved and nature of the relationship (including with respect to the list of suppliers, the principal categories of products purchased). Except as set forth in §3(y) of the Disclosure Schedule, the Company's and Subsidiaries' relationships with their suppliers and customers are good commercial working relationships, and no supplier or customer of the Company or any Subsidiary has cancelled or otherwise terminated, or threatened to cancel or terminate, its relationship with the Company or any Subsidiary, and no Seller has Knowledge of any Basis for the occurrence of any of the foregoing events. Except as indicated in §3(y) of the Disclosure Schedule, all supplies and services necessary for the conduct of the Company's business and the business of each Subsidiary as presently conducted may be obtained from alternate sources on comparable terms and conditions as those presently available to the Company and its Subsidiaries.

          (z) Inventories. The inventories of the Company and Subsidiaries included on the Financial Statements consist of raw materials, work-in-process and finished goods and do not and will not include any material amount of items below standard quality, damaged or spoiled, obsolete or of a quality or quantity not usable or salable in the ordinary course of the business of the Company and its Subsidiaries as currently conducted, the value of which has not been fully written down or reserved against in the Financial Statements. The Company and Subsidiaries have and will continue to have adequate quantities and types of inventory to enable them to conduct their business consistent with past practices and anticipated operations.
          (aa) Related Parties. Except as set forth in §3(aa) of the Disclosure Schedule, neither any Seller nor any current director or officer of, nor to the Knowledge of any Seller, any employee or consultant of, or other person providing services to, the Company or any Subsidiary (individually, a "Related Party", and collectively, the "Related Parties") or any Affiliate of a Seller or any Related Party: (a) owns, directly or indirectly, any interest in any competitor of the Company or any Subsidiary, any supplier of goods or services to the Company or any Subsidiary or any customer of the Company or any Subsidiary; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intangible Property) which is utilized in the operation of the business of the Company or any Subsidiary; or (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Company or any Subsidiary.

          (bb) Absence of Certain Business Practices. Except as set forth in §3(bb) of the Disclosure Schedule, none of the Sellers, any Related Party, any Affiliate of a Seller or any Related Party, any agent of the Company or its Subsidiaries, or any other Person acting on behalf of or associated with the
Company, any Subsidiary or any Seller, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other Person; or (b) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other Person who was, is or may be in a position to help or hinder the business of the Company or its Subsidiaries (or assist the Company or Subsidiaries in connection with any actual or proposed transaction), which (i) may subject the Company or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceedin g, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company or any Subsidiary as reflected in the Financial Statements or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company or Subsidiaries, or subject it or them to suit or penalty in any private or governmental litigation or proceeding.

          (cc) Brokers' Fees. Except as set forth in §3(cc) of the Disclosure Schedule, the Company and Subsidiaries have no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (dd) Disclosure. No representation or warranty of any Seller contained in this Agreement, and no statement, report or certificate furnished by or on behalf of any Seller to Purchaser pursuant hereto or in connection with the transactions contemplated hereby (i) contains any untrue statement of a material fact, or (ii) omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, or (iii) omits to state a material fact necessary in order to provide a prospective purchaser of the Company Shares with complete information as to the business, financial condition, assets, results of operation and prospects of the Company and its Subsidiaries. No Seller has Knowledge of any facts or circumstances which materially adversely affect, or could reasonably be expected to materially adversely affect, the Company, its Subsidiaries or their business, properties, assets or prospects or the ability of such Seller to perform his obligations under this Agreement or any other agreements entered into in connection with the transactions contemplated hereby. The representations in this (dd) are with the assumption that Purchaser will cause the Company operations to be conducted in a manner consistent with historical operations. This (dd) is also based on the assumption that Purchaser's knowledge of facts generally known in the telecommunications industry is equal to that of Seller.

     4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that the statements contained in this §4 are correct and complete as of the date of this Agreement and shall be correct as of the Closing Date and each Funding Date.

          (a) Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

          (b) Authority. The Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments contemplated hereby and to perform fully its obligations hereunder and thereunder. This Agreement and each such other agreement and instrument have been duly and validly executed and delivered by Purchaser and constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms. The Purchaser need not give any notice to, make any filing with, or obtain any Permit of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

          (c) No Conflict or Violation. Neither the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby and thereby, nor the performance of this Agreement or any such other agreement or instrument in accordance with its terms will (A) violate any Law or restriction of any Governmental Body to which the Purchaser is subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require the consent of or notice to any party under any agreement, contract, lease, license, instrument or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject, the effect of which would be to prevent consummation of the transactions contemplated by this Agreement on the terms set forth herein.

          (d) Brokers' Fees. The Purchaser has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated, except as set forth in §10(k) of this Agreement.

          (e) Investment. The Purchaser is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (f) Public Filings. All public filings required to be made by the Purchaser with any Governmental Body or any securities exchange are current and are materially accurate.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §7 below).

          (b) Notices and Consents. The Sellers shall, and shall cause the Company and its Subsidiaries to, give any notices to third parties, and shall, and shall cause the Company and its Subsidiaries to, use commercially reasonable efforts to obtain any third-party consents that the Purchaser may request in connection with the matters referred to in §3(d) above or which may be required with respect to any Material Agreement. Each of the Parties shall (and the Sellers shall cause the Company and its Subsidiaries to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Bodies which may be necessary for the consummation of the transactions contemplated hereby.

          (c) Operation of Business. Sellers shall not cause or permit the Company or any Subsidiary to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business, except as otherwise contemplated by this Agreement, and shall cause the Company and Subsidiaries to keep their business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company or Subsidiaries to (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action or enter into any transaction of the sort described in §3(i) above.

          (d) Full Access. Sellers shall permit, and shall cause the Company and Subsidiaries to permit, representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company and Subsidiaries.

          (e) Notice of Developments. Sellers shall give prompt written notice to the Purchaser of any material adverse development causing or threatening to cause a breach of any of the representations and warranties in §3 above. Purchaser shall give prompt written notice to the Sellers of any material adverse development causing or threatening to cause a breach of any of the representations and warranties in §4 above. No disclosure by any Party pursuant to this §5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant under this Agreement.

          (f) Exclusivity. Sellers shall not (and shall not cause or permit the Company or any Subsidiary to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company or any Subsidiary (including any acquisition structured as a merger, consolidation or share exchange); (ii) accept any proposal or offer previously made by any Person relating to the acquisition of any capital stock or other voting securities or assets of the Company or any Subsidiary; or (iii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers shall not vote their Company Shares in favor of any such acquisition structured as a merger, consolidation or share exchange, and shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §8 below). Sellers acknowledge and agree that from and after the Closing the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company. Sellers shall have reasonable access to such records for reasonable purposes regarding legitimate interests of Sellers upon written request giving Purchaser reasonable notice and specifying the records to which access is sought and the purpose of such access. Any review by Sellers will be during normal business hours in such a manner as to avoid unreasonably disruption of Purchaser's or the Company's operations.

          (b) Litigation Support. If and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §8 below).


          (c) Confidentiality. Each of Sellers shall hold in confidence and treat as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. If a Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller shall notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this §6(c). If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that such Seller shall use his best efforts to obtain, at the reasonable request and expense of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (d) Restrictive Covenants. Each Seller acknowledges that in order to assure the Purchaser that it will retain the value of the Company and its Subsidiaries as a "going concern", it is reasonable that such Seller and his Affiliates refrain from using their relationships with customers, suppliers and others to compete with the Company or its Affiliates, as hereinafter provided. Each Seller acknowledges that the restrictive covenants set forth in this §6(d) are a material inducement for Purchaser to enter into this Agreement and complete the transactions contemplated hereby.

               (i) Noncompetition. For a period of three (3) years after the Closing Date (the "Restricted Period"), each Seller shall not, and shall not permit any Persons subject to his direction or control (including his
Affiliates) to, directly or indirectly, anywhere in the continental United States east of the Mississippi River (the "Territory"), engage in the Business; and shall not, whether alone or in association with others, as principal, officer, agent, employee, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property, rendering of services or otherwise, engage, influence, control, have an interest in or otherwise become actively involved with any entity (other than the Company or its Subsidiaries) that is actively engaged in the Business within the Territory.

               (ii)  Nonsolicitation.  During the Restricted Period, each Seller shall not, and shall not permit any of his Affiliates, employees, agents or others under his control to, directly or indirectly, on their own behalf or on behalf of any other Person, (i) call upon, accept business from, or solicit the business of (or attempt to do any of the foregoing) any Customer in or regarding matters involving the Business, (ii) otherwise divert or attempt to divert any Business-related business or Customers from the Company or any of its
Subsidiaries operating in the Territory, (iii) interfere with the Business-related business relationships between the Company or its Subsidiaries operating in the Territory, on the one hand, and any of their respective Customers, suppliers or others with whom they have business relationships, on the other hand, or (iv) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause, any person who is an employee of, or otherwise performing services for, the Company or any of its Subsidiaries to terminate his or her employment or other relationship with the Company or such Subsidiary or hire any person who has left the employ of the Company or any Subsidiary during the preceding twelve months.

               (iii) Use of Tradenames. Each Seller shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by the Company or any Subsidiary in connection with any product or service, whether or not such use would be in a business competitive with that of the Company or any Affiliate of the Company.

               (iv) Exceptions. The ownership or control of up to one percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act shall not be deemed to be a violation of the provisions of this §6(d).

               (v) Remedies. The restrictions set forth in this §6(d) are considered by the Parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company and its Subsidiaries. Purchaser and Sellers acknowledge that the Company and the Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy to them in the event the covenants contained in this §6(d) were not complied with in accordance with their terms. Accordingly, each Seller agrees that any breach or threatened breach by him of any provision of this §6(d) shall entitle the Purchaser to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it and that it shall be entitled to receive from such Seller reimbursement for all attorneys' fees and expenses incurred by it in enforcing these provisions (unless it is not the substantially prevailing party in any legal action brought for such purposes). It is the desire and intent of the parties that the provisions of this §6(d) be enforced in full; however, if any of such provisions relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this §6(d) other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. Sellers represent and warrant that the Company, directly or through its Subsidiaries, transacts business or presently contemplate the transaction of business throughout the Territory; that the term "Business" as defined by this Agreement accurately describes the business in which the Company so engages or presently contemplates engaging throughout the Territory; and that a 3-year restriction of Sellers' activities in the Business within the Territory is reasonable in light of the nature of Company's business.

          (e) General Release. As additional consideration for the sale of the Company Shares pursuant to this Agreement, each Seller hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, the Company and its Subsidiaries and their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company or its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other Liabilities of the Company or its Subsidiaries to such Seller. Each Seller expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by such Seller.

          (f) Arbitration. Except for claims, disputes and matters in controversy arising under §6(d), any and all claims, disputes or matters in controversy arising under this Agreement which the Parties are unable to settle by mutual agreement shall be resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as in force at the time.

               (i)  A  Party  which  desires  to  submit  a  claim,  dispute  or controversy to binding arbitration under this Agreement shall so notify the other Party, and if after 30 days from the date of such notice the claim, dispute or controversy remains unsettled, any Party may petition the AAA for arbitration of the claim, dispute or controversy. Matters submitted to arbitration shall be resolved in accordance with the decision of a panel of three arbitrators selected by the AAA. The arbitrators shall be experienced in the resolution of commercial disputes arising in the context of negotiated acquisitions of businesses, and the place of arbitration shall be Atlanta, Georgia.

               (ii) The three arbitrators shall investigate the facts and shall hold hearings at which the Parties to this Agreement may present evidence and arguments, be represented by counsel and conduct cross-examination. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement and shall not have the power to add to, modify or change any of the provisions of this Agreement. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote within 90 days after the date on which the hearings and presentation of evidence are concluded, unless a longer period is provided under the rules of the AAA. The decision rendered by the arbitrators shall be final and binding on, and unappealable by, the Parties. Judgment upon the decision rendered in such arbitration may be entered by any court having jurisdiction thereof. No party to an arbitration proceeding shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. The arbitrators shall determine in what proportion the Parties shall bear the fees and expenses of the arbitrators, and each Party shall otherwise bear its own fees and expenses, including expenses of legal counsel and other advisors or consultants. It is the intention of the Parties that, except for claims arising under §6(d), arbitration as described above be the sole and exclusive means available to them for the resolution of claims, disputes or matters in controversy arising under this Agreement. It shall be a complete defense to any action instituted by a Party with respect to a claim, dispute or matter in controversy under this Agreement that such claim, dispute or matter has not first been submitted to arbitration in accordance with the foregoing provisions.

          (g) Tax Matters. Purchaser shall be responsible, if applicable, for arranging for the preparation and filing of the Tax Returns of the Company which are due with respect to the short fiscal year ending on the Closing Date (with the understanding that if the Closing Date is April 1, there shall be no short fiscal year end). All costs associated with obtaining the audited financial statements of the Company referred to in §2(a) and of preparing the Tax Returns described in the preceding sentence in excess of $25,000 in the aggregate shall be paid by Sellers promptly upon receipt of the invoice therefor. Sellers shall be responsible for, and shall pay, the cost of preparation and filing of any Tax Returns of the Company which are due with respect to any period ending prior to the Closing Date, other than those referred to in the first sentence of this §6(g). Sellers shall cause any such returns to be prepared in a manner consistent with the Tax Returns for prior periods, including with respect to any tax elections. Purchaser shall cause the Company to provide Sellers and their accountants with responsibility for tax matters access, upon reasonable notice and during normal business hours, to the books and records of the Company which may be necessary for the preparation of such Tax Returns.

          (h) Assignment by Purchaser. Purchaser may cause the Company Shares to be acquired by a corporation affiliated with the Purchaser, or may transfer the Company Shares to a corporation affiliated with Purchaser at any time after the Closing Date. Any such acquisition or assignment shall not affect the rights and obligations of the Purchaser or the Sellers under this Agreement.

          (i) Release of Seller Guaranties. Purchaser shall obtain, at Closing or on the Funding Dates, the release of all Sellers from any and all personal guaranties of Company obligations to which any Seller may be subject, and shall indemnify and hold each Seller harmless from and against any Liability such Seller may incur with respect to Company obligations pursuant to any such guaranty. If necessary in order to obtain such releases, Purchaser shall pay or otherwise satisfy or refinance the existing indebtedness of the Company shown on the Most Recent Balance Sheet and shall replace the existing performance bonds of the Company with performance bonds which do not name any Seller as an obligated Person thereunder.

     7.     Conditions to Closing; Closing.

          (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

          (i) the representations and warranties set forth in §3 of this Agreement shall be true and correct in all material respects at and as of the Closing Date and each Funding Date;

          (ii) each Seller shall have performed and complied with all of his respective covenants hereunder in all material respects;

          (iii) Sellers, the Company and its Subsidiaries shall have procured all of the third party consents specified in §5(b) above unless Purchaser expressly and specifically waives same in writing at Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Company Shares and to control the Company, or (D) affect adversely the right of the Company or any Subsidiary to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) each Seller shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in §7(a)(i)-(iv) is satisfied in all respects;

          (vi) the Company and all Subsidiaries shall have received all necessary Permits or authorizations of Governmental Bodies referred to in §5(b) above;

          (vii) the Company shall not have outstanding any capital stock or other equity or debt securities, or rights to acquire any such securities, except for the Company Shares;

          (viii) those employees of the Company identified on Schedule C shall have entered into the Employment Agreements, on such terms as shall be acceptable to the Purchaser in its discretion;

          (ix) the Purchaser shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit F to this Agreement, addressed to the Purchaser and dated as of the Closing Date;

          (x) the Purchaser shall have received the written resignations, effective as of the Closing, of each director and officer of the Company and Subsidiaries other than those whom the Purchaser shall have specified in writing at or prior to the Closing;

          (xi) the Purchaser shall have completed its due diligence review of the Company and shall be satisfied with the results thereof, in its sole discretion;

          (xii) the Purchaser's board of directors shall have approved the acquisition of the Company Shares on substantially the terms and conditions set forth in this Agreement; and

          (xiii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this §7(a) if it executes a writing specifically and expressly so stating at or prior to the Closing. A waiver of one condition shall not be deemed to waive or eliminate any other condition, and there shall be no waiver by implication or inference.

          (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

          (i) the representations and warranties set forth in §4 of this Agreement shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (iv) the Purchaser shall have delivered to each Seller a certificate to the effect that each of the conditions specified above in §7(b)(i)-(iii) is satisfied in all respects;


          (v) the Purchaser shall have entered into a Registration Rights Agreement with each of the Sellers in substantially the form of Exhibit E to this Agreement; and

          (vi) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this §7(b) in a writing so stating at or prior to the Closing.

          (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before April , 1998 at the offices of Raiford, Dixon & Thackston, LLP in Atlanta, Georgia or at such other location as the parties may agree.

     8.     Termination.
          (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

          (i) the Purchaser and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Purchaser may terminate this Agreement by giving written notice to the Sellers on or before the 22nd day following the date of this Agreement if the Purchaser is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Company;

          (iii) the Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) if any Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Purchaser has notified such Seller of the breach, and (if curable) the breach has continued without cure for a period of ten days after the notice of breach, or (B) if the Closing shall not have occurred on or before April , 1998, by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty or covenant contained in this Agreement); and

          (iv) the Sellers may terminate this Agreement by giving written notice, executed by all Sellers, to the Purchaser at any time prior to the Closing (A) if the Purchaser has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser of the breach, and (if curable) the breach has continued without cure for a period of ten days after the notice of breach, or (B) if the Closing shall not have occurred on or before April , 1998, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from any Seller himself breaching any representation, warranty or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to §9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); PROVIDED HOWEVER, that if this Agreement is terminated after Closing but prior to all Funding Dates, then any monies advanced by Able for the payroll, accounts payable or other expenses of the Company shall, after offsetting for any net revenues generated during said period, be accounts payable of the Company payable to Able subject to the rights and consents of any superior lender.

     9.     Remedies for Breaches of This Agreement.

          (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in §3 shall survive the Closing hereunder and continue in full force and effect for a period of two
(2) years after the last Funding Date, except that the representations and warranties of the Sellers contained in §3(a) through (c), (f), (n) and (w) shall survive the Closing and continue in full force and effect until the expiration of the applicable statutes of limitations with respect to the matters covered thereby. All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until the expiration of the applicable statutes of limitations with respect to the matters covered thereby. All covenants of the Parties contained in this Agreement shall survive the Closing for the period during which such covenant is to be performed or, if no such period is specified, until expiration of the applicable statute of limitations.

          (b) Indemnification Provisions for Benefit of the Purchaser. If any Seller breaches (or if any third party alleges facts that, if true, would mean any Seller has breached) any of its representations, warranties and covenants contained herein and the Purchaser makes a written claim for indemnification against a Seller prior to the expiration of any applicable survival period, then each Seller, jointly and severally, shall defend, indemnify and hold the Purchaser, Affiliates, the Company, the Subsidiaries and their respective directors, officers and employees (collectively, "Purchaser's Indemnified Group") harmless from and against the entirety of any Adverse Consequences which any of them may suffer or incur through and after the date the written claim for indemnification is made (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); Provided, however, that each Seller's proportionate liability shall correspond to such Seller's proportionate ownership of Company Shares being sold to Purchaser under this Agreement; provided, further, that no payment shall be required hereunder until the aggregate amount of such claims (including recoverable expenses and costs) exceed the sum of Seventy-Five Thousand Dollars ($75,000.00) and shall only be recoverable against Sellers to the extent of such excess.
          (c) Indemnification Provisions for Benefit of the Sellers. If the Purchaser breaches (or if any third party alleges facts that, if true, would mean the Purchaser has breached) any of its representations, warranties and covenants contained herein and the Sellers make a written claim for indemnification against the Purchaser prior to the expiration of any applicable survival period, then the Purchaser shall defend, indemnify and hold the Sellers and their Affiliates (collectively, "Sellers' Indemnified Group") harmless from and against the entirety of any Adverse Consequences which any of them may suffer or incur through and after the date the written claim for indemnification is made (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (d) Third Party Claims. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this §9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (i) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the
Indemnified   Party  has  given  notice  of  the  Third  Party  Claim  that  the
Indemnifying Party agrees that any Adverse Consequences arising out of or resulting from such Third Party Claim are indemnifiable hereunder, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (ii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §9(d)(i) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in §9(d)(i) above, or if any of the conditions in §9(d)(i) above is or becomes unsatisfied, (A) the Indemnified Party may defend against (and control the defense of), and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including fees and expenses of attorneys, accountants, consultants and experts), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §9.

          (e) Determination of Adverse Consequences. The Parties shall take into account insurance proceeds actually received in determining Adverse Consequences for purposes of this §9. All indemnification payments under this §9 shall be deemed adjustments to the Purchase Price.

          (f) Rights of Set Off. Purchaser shall have the right, at its option, to recoup all or any part of any Adverse Consequences (subject to the $75,000.00 threshhold described at §9(b) above) it may suffer (in lieu of seeking any indemnification to which it is entitled under this §9) by notifying any Seller that the Purchaser is reducing the principal amount outstanding or accrued interest under any Purchaser Note or which would otherwise be payable on any Funding Date which has not yet occurred. The effect of the exercise by Purchaser of any right of setoff hereunder against any amounts due under a Purchaser Note or on any Funding Date shall be as if the Purchaser had made a permitted prepayment (without premium or penalty) thereunder on the date of such notice. Any such reduction shall be made pro rata among all holders of Purchaser Notes issued hereunder, in accordance with the then outstanding principal balance of each individual Purchaser Note, or pro rata as to all Sellers according to their ownership of the Company Shares where the reduction is from a Funding Date Payment. If at the time any scheduled principal payment is due under a Purchaser Note, Purchaser has asserted any claims for indemnification under this §9, the final amount of Adverse Consequences with respect to which has yet to be determined, Purchaser may withhold any such principal payments until ten days after the date on which the final amount of such Adverse Consequences has been determined and shall have the right to recoup such Adverse Consequences from such principal payments otherwise due as set forth in this §9(f) above.

          (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty or covenant.

     10.     Miscellaneous.

          (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement at any time relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement and the exhibits and schedules hereto, including the Disclosure Schedule, all of which are incorporated by reference herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed facsimile page shall be treated as the execution and delivery of an original.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be deemed duly given three
(3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth below such Party's name on the signature pages of this Agreement. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. A copy of all notices, requests, demands, claims and other communications hereunder addressed to Purchaser shall be sent to Raiford, Dixon & Thackston, LLP, 120 Allen Road, Atlanta, Georgia 30328 Attn:
Tyler C. Dixon.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia; except that §6(d) shall be governed by the laws of the jurisdiction(s) in which any injunctive or equitable relief is sought under said §6(d).

          (i) Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the Party entitled to the benefit thereof. No waiver or extension shall be valid or effective unless evidenced by an instrument in writing executed by the appropriate Party. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller. No waiver by any Party, whether intentional or not, of its rights under any provision of this Agreement shall constitute a waiver of such Party's rights under such provisions at any other time or a waiver of such Party's rights under any other provision of this Agreement. No failure by any Party to take any action against any breach of this Agreement or default by another Party shall constitute a waiver of the former Party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other Party.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that Purchaser shall pay any fee due The Robinson-Humphrey Company, Inc. in connection with the transaction contemplated hereby up to a maximum of $200,000, with any fees or expenses in excess of such amount being the sole responsibility of the Sellers.

          (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) Litigation; Prevailing Party. If, notwithstanding the provisions of §6(f) of this Agreement, any litigation is instituted with regard to this Agreement, the Party which prevails substantially on the merits, or whose position substantially prevails in any settlement, shall be entitled to receive from the non-prevailing Party and the non-prevailing Party shall pay all reasonable fees and expenses of counsel for the prevailing Party.

          (n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Fulton or Cobb County, Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in §10(g) above. Nothing in this §10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          (o) Materiality. The specification or inclusion of any dollar amounts in any provision of this Agreement is not intended, and shall not be deemed, to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not "material," and shall have no bearing, in any dispute or controversy between the Parties, on whether or not an obligation, item or matter is or is not "material" for purposes of this Agreement.
          (p) Section 338. It is not Purchaser's present intent to make an election under I.R.C. §338 with respect to the Company Shares purchased under this Agreement; but in the event Purchaser makes such an election, there shall be no adjustment to the Purchase Price as a result of any adjustment to Closing Date Shareholders Equity caused by an election under §338 of the Code by Purchaser.

 *   *   *   *   *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                            ABLE TELCOM HOLDING CORP.




                        By:
                              /s/ Frazier L. Gaines
                           ---------------------------------------
                            Frazier L. Gaines
                            President and Chief Executive Officer
                          1601 Forum Place, Suite 1110
                         West Palm Beach, Florida 33401



                               /s/ James P. Patton
                           ---------------------------------------
                            James P. Patton
                             [address]


                            /s/ Rick Boyle
                           ---------------------------------------
                            Rick Boyle
                            [address]




                           Claiborne K. McLemore, III
                            #333, 144 2nd Ave. North
                           Nashville, Tennessee 37201


                                   Schedule A

                     Ownership of Company Shares by Sellers


Seller                       Company Shares Owned           %

James P. Patton                            50.000         90%

Rick Boyle                                  2.833          5%

Claiborne K. McLemore, III                  2.833          5%

    Totals                                 56.666        100%

                                   Schedule B

                          Allocation of Purchase Price

     Stock          95%

     Covenants       5%

          Total    100%

                                   Schedule C

                       Key Employees/Employment Agreements

     Rick Boyle, operations
     Pen Baldwin, accounting

                NON-NEGOTIABLE, INTEREST BEARING PROMISSORY NOTE


                                             Atlanta, Georgia

$200,000.00                                  April 1, 1998

     KNOW ALL MEN by these presents that, pursuant to an Agreement identified below, the undersigned, ABLE TELCOM HOLDING CORP., a Florida Corporation ("Maker"), promises to pay to ("Payee") the principal sum of Two Hundred Thousand Dollars ($200,000.00), for value received, with interest thereon and payable upon the following terms:

     This Note is given pursuant to the Stock Purchase Agreement among Maker, Payee and other Shareholders of Patton Management Corporation dated April 1, 1998 ("the Agreement"). A copy of this Note appears as Exhibit A to the Agreement, and the terms of said Agreement are incorporated in this Note by this reference (especially including, but not limited to, all provisions concerning rights of set off and indemnification).

     Interest shall accrue on the principal sum at a rate of interest equal to Prime Rate less one point, and shall be payable at maturity. "Prime Rate" shall mean the prime rate of interest of SunTrust Bank of South Florida, N.A., as announced by it from time to time, as in effect on the date of this Note and at the beginning of each calendar quarter, as applicable.

     Principal and interest under this Note shall be due and payable in one lump sum payment as follows: Upon completion of the audited financial statement of Patton Management Corporation and its subsidiaries for the fiscal year ended March 31, 1998 by Arthur Andersen LLP, Atlanta, Georgia, to the reasonable satisfaction of Maker and Payee, this Note shall become due on the 15th day after delivery of such audited financial statements to Maker.

     No delay or omission of the Payee to exercise rights under this Note shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of any default shall be construed, taken or held to be a waiver, acquiescence in, or consent to, any further or succeeding default of the same nature.


Exhibit A
     Maker waives presentation for payment, protest and notice of protest and diligence of bringing suit against any party, and consents that time of payment may be extended without notice thereof to any person. It is further expressly agreed that if this Note is placed in the hands of an attorney for collection, or suit is brought on same or is collected through probate or bankruptcy proceedings, then and in that event, Maker will pay the Payee of this Note, in addition to the principal and interest herein, all costs of collection, including ten percent (10%) as attorney's fees.

     Time is of the essence. This Note is non-negotiable and non-assignable, and is subject to all the applicable provisions of the Agreement.

                            ABLE TELCOM HOLDING CORP.


                              By: _______________________________
                                    President

ATTEST:


----------------------------
Secretary


                                        (CORPORATE SEAL)

Exhibit "D"



          Company account receivable from James P. Patton in the amount of $1,726,432.47.

                                   EXHIBIT "E"


     To be appended later.

April 1, 1998



Able Telcom Holding Corp.
The Centurion Building
1601 West Forum Place, Suite 1110
West Palm Beach, Florida 33401

     Re:Stock Purchase Agreement among Able Telcom Holding Corp. ("Purchaser") and James P. Patton, Rick Boyle and Claiborne K. McLemore, III ("Sellers") for all of the Capital Stock of Patton Management Corporation ("Company").

Gentlemen:

     We have acted as legal counsel to Patton Management Corporation, a Tennessee profit corporation ("Company") in connection with the transactions contemplated by the above referenced Stock Purchase Agreement (the "Purchase Agreement") of even date herewith by and between the Company and Able Telcom Holding Corp. ("Purchaser"). Capitalized terms used herein and not otherwise defined are used as defined in the Purchase Agreement.

     We have made such investigations of law and fact as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. We have not independently verified information obtained from third parties.

      The documents we have examined in rendering this opinion and upon which we relied include the following: (i) executed copies of the Purchase Agreement and all Exhibits and Schedules attached thereto, and the Stock Certificates of the Company to be endorsed by Sellers at Closing (collectively, the "Transaction Documents"), (ii) the Articles of Incorporation of the Company and each of its Subsidiaries, (iii) the By-laws of the Company and each of its Subsidiaries certified to be true and correct by the Secretary of each respective corporation, and (iv) certificate of a responsible officer of the Company as to certain factual matters. We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of good records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.


Exhibit F
Able Telcom
April 1, 1998
Page two


     The undersigned is licensed to practice law in the State of Tennessee. He is not, and has never been, admitted to practice law in the State of Georgia, and expresses no opinion as to Georgia Law.

     Based upon the foregoing, we express the following opinions:

     1. Seller has all requisite power and authority to enter into and perform such Seller's obligations under the Transaction Documents. The undersigned relies on the attached certificates of James Patton and Rick Boyle regarding the factual matters set forth therein.

     2. The execution, delivery and performance of the Transaction Documents by Sellers will not (i) violate the Articles of Incorporation or By-laws of the Company of any Subsidiary; (ii) to our Knowledge, result in a breach of any of the terms or conditions of or constitute a default under any written indenture, contract, instrument, agreement, lease or license to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound except as clearly disclosed in the Disclosure Schedule; (iii) to our Knowledge, constitute an event of default which would permit any third party to modify, alter, amend, cancel or otherwise affect or terminate any indenture, contract, instrument, agreement or license with The Company except as clearly disclosed in the Disclosure Schedule. To our Knowledge, neither the Company nor any Subsidiary is a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which woul d restrict or interfere with the performance by the Company or its Subsidiaries upon consummation of the transactions contemplated by or under the Transaction Documents.

     3. The execution, delivery and performance of the Transaction Documents have been duly authorized or approved by all requisite corporate action on the part of the Company, including all necessary action by the Board of Directors of the Company.

     4. Each of the Transaction Documents is valid, binding and enforceable against each Seller.

     5. The Company and each Subsidiary is duly organized, validly exists and is in good standing under the laws of the state of each such corporation's incorporation.

Able Telcom
April 1, 1998
Page three



     6. The Company and each Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required for the business currently engaged in by the Company or its Subsidiaries. The undersigned has relied upon the certificates of corporate officers (copies attached) in determining the states in which each corporation is doing business.

     7. To the best of our Knowledge the representations and warranties of Sellers contained in §3 of the Purchase Agreement are true except as to those items specifically disclosed in the Disclosure Schedule (Exhibit D to the Purchase Agreement).

     8. To our Knowledge the only lawsuits pending against the Company or any of its Subsidiaries are listed on the attached Appendix 1.

     9. To our Knowledge, the only threatened claims against the Company or any of its Subsidiaries other than the lawsuits listed on Appendix 1 are listed and described on the attached Appendix 2.

     10. To our Knowledge there are no material unasserted claims or assessments except those listed on the attached Appendix 3.

     The opinions expressed herein are solely for your benefit and may not be relied upon by any other person or entity without our express prior written consent.

                              Sincerely,



                              Attorney for Sellers